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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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QAD INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QAD INC. 6450 Via Real Carpinteria, California 93013 805-684-6614

May 8, 2001

To All QAD Stockholders:

    On behalf of the Board of Directors of QAD Inc., I cordially invite you to attend the annual meeting of stockholders of QAD to be held at the Fess Parker's DoubleTree Resort, 633 East Cabrillo Street, Santa Barbara, California, on June 7, 2001 at 10:00 a.m. Pacific Time. A notice of the meeting, form of proxy and a proxy statement containing information about the matters to be acted upon at the annual meeting are enclosed.

    At this year's meeting you will be asked to elect two directors, to approve an increase in the number of shares of QAD's common stock reserved for issuance under the QAD Inc. 1997 Stock Incentive Program by 4,000,000 shares, and to ratify the selection of the independent auditors. The accompanying notice of the meeting and proxy statement describes these proposals. We encourage you to read this information carefully.

    Whether in person or by proxy, it is important that your shares be represented at the annual meeting. To ensure your participation in the annual meeting, regardless of whether you plan to attend in person, please complete, sign, date and return the enclosed proxy promptly. If you attend the annual meeting, you may revoke your proxy at that time and vote in person, if you wish, even if you have previously returned your form of proxy.

    We look forward to seeing you at the annual meeting.

                      Sincerely,

                      Karl F. Lopker
                      Chief Executive Officer

QAD Inc.
6450 Via Real
Carpinteria, California 93013

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 7, 2001
10:00 a.m. Pacific Time

To the Stockholders of
  QAD Inc.:

    NOTICE is hereby given that the annual meeting of stockholders of QAD Inc., a Delaware corporation, will be held:

    Time: Thursday, June 7, 2001, 10:00 a.m. Pacific Time

    Place: Fess Parker's DoubleTree Resort, 633 East Cabrillo Street, Santa Barbara, California

    Purposes:

  1.
  To elect two directors to hold office until the annual meeting of stockholders in 2004 (Class III Directors);

  2.
  To approve an amendment to the QAD Inc. 1997 Stock Incentive Program increasing the number of shares of common stock reserved for issuance by 4,000,000 shares;

  3.
  To ratify the appointment of independent auditors; and

  4.
  To conduct other business if it is properly raised.

    The items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record on April 9, 2001 may vote at the meeting.

    Your vote is important. Please complete, sign, date and return your proxy card in the enclosed envelope promptly.

                      By Order of the Board of Directors

                      Roland B. Desilets
                       Secretary

Carpinteria, California
May 8, 2001

QAD Inc.
6450 Via Real
Carpinteria, CA 93013

PROXY STATEMENT

    The Board of Directors of QAD is using this proxy statement to solicit proxies from the holders of QAD Inc. common stock to be used at the annual meeting of stockholders. This meeting will be held at 10:00 a.m. Pacific Time. We are first mailing this proxy statement and the accompanying form of proxy to QAD stockholders on or about May 8, 2001.

Matters relating to the annual meeting:

Time and Place:	June 7, 2001 10:00 a.m. Pacific Time Fess Parker's DoubleTree Resort 633 East Cabrillo Street Santa Barbara, California 93103
Record Date:	April 9, 2001
Outstanding Shares Held on Record Date:	33,989,846 shares of common stock
Shares Entitled to Vote:	33,683,437 shares of common stock (excludes 306,409 shares held in QAD's treasury)
Quorum Requirement:
A quorum of shareholders is necessary to hold a valid meeting. The presence in person or by proxy at the meeting of holders of shares representing a majority of the votes of the common stock entitled to vote at the meeting is a quorum.

Abstentions and broker "non-votes" count as present for establishing a quorum. Shares held by QAD in its treasury do not count toward a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction is given.
Shares Owned of Record by QAD Officers and Directors on April 9, 2001	21,317,589 shares of common stock. In total, these shares represent approximately 63% of the voting power of QAD's common stock.
These individuals have indicated that they will vote in favor of the proposals recommended by QAD's board.
Annual Report:
The annual report to stockholders that accompanies this proxy statement is not proxy soliciting material. If you would like an additional copy, please contact QAD at the address set forth below for company contact.

Company Contact:	You may contact QAD for additional information or copies of the annual report by mailing us at:
6450 Via Real Carpinteria, California 93013 Attn: Investor Relations
Or telephoning us at: (805) 566-5139.
The proposals:
ITEM I:	To elect two directors to hold office until the annual meeting of stockholders in the year 2004 (Class III directors).
ITEM II:	To approve an amendment to the QAD Inc. 1997 Stock Incentive Program increasing the number of shares of QAD common stock reserved for issuance by 4,000,000 shares.
ITEM III:	To ratify the appointment of KPMG LLP as QAD's independent auditors for QAD's 2002 fiscal year.
ITEM IV:	To conduct other business if it is properly raised.
Vote necessary to approve the proposals:
ITEM I, Election of Directors:	Directors are elected by a plurality of the votes represented by the shares of common stock present at the meeting in person or by proxy.

This means that the director nominees with the most affirmative votes are elected to fill the available seats. Only the number of votes "FOR" affect the outcome. Withheld votes and abstentions have no effect on the vote.
Because two directors are up for election, the two nominees with the greatest number of votes will be elected to fill the vacancies.
ITEM II, Amendment Of Stock Program
The approval of the amendment to the QAD Inc. 1997 Stock Incentive Program to increase the shares reserved for issuance under the plan requires the affirmative vote of a majority of the votes cast by holders of the common stock present, in person or by proxy, and entitled to vote at the meeting. Withheld votes and abstentions have the same effect as a vote against approval.
ITEM III, Ratification of independent auditors:
Ratification of the selection of KPMG LLP as QAD's independent auditors for the 2002 fiscal year requires a majority of the votes cast by holders of the common stock. Abstentions have no effect on the vote.

    Under New York Stock Exchange rules that govern most brokers, if your broker holds your shares in its name, your broker is permitted to vote your shares on Items I, II and III even if it does not receive voting instructions from you.

    The stockholders have no dissenters' or appraisal rights in connection with any of Items I, II or III.

  Proxies

    Voting Your Proxy.  You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

    Voting instructions are included on your proxy card. If you properly give your proxy and submit it to us in time to vote for one of the individuals named as your proxy, we will vote your shares as you have directed. You may vote for or withhold authority to vote for QAD's director nominees. You may also vote for or against the other proposals or abstain from voting.

    If you submit your proxy but do not make specific choices, your proxy will follow the board's recommendations and vote your shares:

  •
  "FOR" the election of the two director nominees
  •
  "FOR" the amendment of the QAD Inc. 1997 Stock Incentive Program to increase the number of shares of common stock reserved for issuance by 4,000,000 shares
  •
  "FOR" the ratification of KPMG LLP as the independent auditors for QAD's 2002 fiscal year
  •
  "FOR" any proposal by QAD's board to adjourn the annual meeting
  •
  In its discretion as to any other business as may properly come before the annual meeting

    Revoking Your Proxy.  You may revoke your proxy before it is voted by:

  •
  submitting a new proxy with a later date
  •
  notifying the company's Secretary in writing at the address provided above before the meeting that you have revoked your proxy, or
  •
  voting in person at the meeting.

    Voting in person.  If you plan to attend the meeting and wish to vote in person, we will give you a ballot at the meeting. If you wish to attend the annual meeting in person, you should bring the admission ticket that accompanies the proxy card. You may also be requested to present documents for the purpose of establishing your identity. In addition, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on April 9, 2001, the record date for voting.

    People with disabilities.  We can provide reasonable assistance to help you participate in the meeting if you tell us about your disability and your plan to attend. Please call or write the Secretary of the company at least two weeks before the meeting at the number or address on the second page of this proxy statement.

    Confidential voting.  Independent inspectors count the votes. Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card.

    Proxy solicitation.  We will pay our own costs of soliciting proxies. In addition to this mailing, QAD employees may solicit proxies personally.

    The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. You should send in your proxy without delay. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

  Other Business; Adjournments

    We are not currently aware of any other business to be acted upon at the meeting. If, however, other matters are properly brought before the meeting, or any adjourned meeting, your proxies will have discretion to vote or act on those matters according to their best judgment, including adjourning the meeting.

    Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of shares representing a majority of the votes present in person or by proxy at the meeting, whether or not a quorum exists, without further notice other than by an announcement made at the meeting. We do not currently intend to seek an adjournment of our meeting.

ELECTION OF DIRECTORS
(ITEM I)

    Under QAD's certificate of incorporation, the board of directors is divided into three classes of directors, with each class having a number of directors as nearly equal in number as possible and with the terms of each class expiring in a different year.

    The members of the board serve for three years. The terms of office of the members of one class of directors expire each year in rotation so that the members of one class are elected at each annual meeting for full three-year terms. The term of office of two of the present directors will expire at this annual meeting.

    Two directors have been nominated for election to three-year terms expiring at the annual meeting in 2004. The terms of the other directors will continue as indicated below.

    The ages of directors are as of April 1, 2001.

    The board recommends you vote FOR the two nominees listed below.

    Valid proxies received will be voted, unless contrary instructions are given, to elect the two nominees named in the following table to Class III of the board of directors. Should any nominee decline or be unable to accept the nomination to serve as a director, an event that we do not currently anticipate, your proxy will have the right, in their discretion, to vote for a substitute nominee or nominees designated by the board of directors, to the extent consistent with QAD's certificate of incorporation and its bylaws.

Nominees for Director

    The nominees for director to be elected by the stockholders are currently members of the board. If elected, the nominees will hold office until the annual meeting of stockholders in 2004, as specified in the table and until their successors are duly elected and qualified.

Nominees for Director to Hold Office Until 2004	Age	Director Since	Position with the Company	Committees
Koh Boon Hwee	50	1997	Director	Audit, Compensation
Peter van Cuylenburg	53	1997	Director	Audit, Compensation

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE INCUMBENT DIRECTORS IDENTIFIED ABOVE.

Information Concerning the Nominees for Election and the Other Incumbent Directors

    Set forth below is information with respect to the two nominees for election to the board of directors who are standing for election at the 2001 annual meeting.

  KOH BOON HWEE

    Koh Boon Hwee was appointed an outside director in September 1997. Mr. Koh is chairman of the Internet Technology Group, a company that builds web based solutions for other companies. He is also non-executive chairman of Singapore Telecommunications Ltd. and Omni Industries Ltd. He was previously executive chairman of the Wuthelam Group, and before that Managing Director of Hewlett Packard Singapore. Mr. Koh also serves as chairman of Singapore Telecom, Singapore Post and the Council of the Nanyang Technological University. He serves on the boards of several other statutory and public organizations including the Securities Industry Council, the Institute of Policy Studies, Singapore International Foundation and the Singapore-U.S. Business Council.

  PETER R. VAN CUYLENBURG

    Peter R. van Cuylenburg was appointed an outside director in November 1997. Mr. van Cuylenburg is the former president and chief operating officer of InterTrust Technologies Corporation and currently serves as an advisor to the chairman of that company. Prior to that, Mr. van Cuylenburg served as president of Quantum Corporation's DLTape and Storage Systems Group, based in Milpitas, California. He also serves on the board of directors of Mitel Corporation, and as director and non-executive chairman of PixelFusion Group plc in the U.K., and as director and non-executive chairman of Elixent Ltd., also in the U.K. Past board memberships include Dynatech Corporation, NeXT Computer and Cable and Wireless, plc. Mr. van Cuylenburg's career includes executive posts at Xerox Corporation, NeXT Computer, Inc., Cable and Wireless, plc., and Texas Instruments, in the U.K., U.S. and France. Mr. van Cuylenburg holds a Diploma in Electrical Engineering from Bristol Polytechnic and an Honorary Doctorate of Technology from Bristol Polytechnic.

Incumbent Directors not Standing for Election

    The following section sets forth information about the other four members of the board of directors. None of these directors are up for election at the 2001 annual meeting, and each will be up for election at the annual meeting set forth in the table.

Directors to Hold Office Until 2002	Age	Director Since	Committees
Jeffrey A. Lipkin	55	1999	Audit
A.J. "Bert" Moyer	57	2000	Compensation
Directors to Hold Office Until 2003
Karl F. Lopker	49	1981	Audit* Compensation
Pamela M. Lopker	46	1981	None

*
Ex officio.

    Set forth below is information with respect to the incumbent directors who are not standing for election at the 2001 annual meeting.

  JEFFREY A. LIPKIN

    Mr. Lipkin is founder and general partner of Recovery Equity Investors ("REI") I and II L.P., which have over $200 million in institutional funds under management for growth investments and turnarounds. The bulk of the funds have been deployed in twenty-five transactions in a variety of industries including asset-based lending (The Foothill Group), construction equipment (CMI Corporation), electronics, telecommunications, fashion jewelry, and information services. Mr. Lipkin is a director of CMI Corporation, which is listed on the New York Stock Exchange, of the Chadmoore Wireless Group, and of numerous privately held companies. Mr. Lipkin holds a B.A. in Physics from Harvard College and a J.D. from Harvard Law School.

  A.J. ("BERT") MOYER

    Mr. Moyer served as executive vice president and chief financial officer for QAD from March 1998 until February 2000. He recently served as president of the commercial division of the Profit Recovery Group International, Inc. until July 2000. Since September 2000, Mr. Moyer, in addition to his board duties, has been engaged as a consultant to QAD, assisting in the sales operations of the Americas. Prior to joining QAD, Mr. Moyer served as chief financial officer of Allergan, a specialty pharmaceutical company based in Irvine, California. Mr. Moyer received his Bachelor of Science degree in Business Administration from Duquesne University. In 1973, he graduated from the Advanced Management Program at the University of Texas, Austin.

  KARL F. LOPKER

    Karl F. Lopker has served as a director and the chief executive officer of QAD since joining the Company in 1981. Mr. Lopker was founder and president of Deckers Outdoor Corporation from 1973 to 1981, where he currently serves as a director. Mr. Lopker is certified in Production and Inventory Management at the Fellow level by the American Production and Inventory Control Society. Mr. Lopker studied Electrical Engineering and Computer Science at the University of California at Santa Barbara. Mr. Lopker is married to Pamela Lopker.

  PAMELA M. LOPKER

    Pamela M. Lopker founded QAD in 1979 and has been its chairman of the board and president since incorporation. Prior to founding QAD, Ms. Lopker served as senior systems analyst for Comtek Research from 1977 to 1979. Ms. Lopker is certified in Production and Inventory Management by the American Production and Inventory Control Society. Ms. Lopker earned a Bachelor of Arts degree in Mathematics from the University of California at Santa Barbara. Ms. Lopker is married to Karl Lopker.

Compensation of Directors

    QAD employees receive no extra pay for serving as directors. Directors are reimbursed for direct expenses relating to their activities as members of the board of directors. Pursuant to our 1997 Stock Incentive Program, directors are eligible to participate in the Nonqualified Stock Option Plan and the Restricted Share Plan and directors who are not employees may participate in the Non-Employee Director Stock Option Plan. Upon joining QAD in 1997, Mr. Koh and Mr. van Cuylenburg each received a nonqualified stock option for 15,000 shares of common stock. QAD also granted to Mr. Koh and Mr. van Cuylenburg a nonqualified stock option for 7,500 shares each in fiscal 1999. The grant date of the first 15,000-share option to each director was the date of the director's appointment to the board of directors or their retention as a consultant, whichever was earlier. The grant date of the second option was the first anniversary of the director's appointment as a director. QAD has also granted to Mr. Koh and Mr. van

Cuylenburg additional options, each to acquire 7,500 shares of common stock in fiscal 2000, on the second anniversary of each director's appointment. All of the options vest in four equal installments on each of the first through fourth anniversaries of the respective grant dates. QAD intends to continue to make awards under the 1997 Stock Incentive Program to each non-employee director upon election to the board.

    In October 1998, QAD's board adopted a stock grant plan to supplement stock option grants to non-employee directors. The plan provides that each non-employee director be granted 7,500 shares annually, in four quarterly installments of 1,875 shares each. The installments are made at the beginning of each calendar quarter, subject to each non-employee director purchasing at least a corresponding number of shares in the open market. For every share purchased, one share will be granted, up to 1,875 shares per quarter. A director may accumulate the rights under the plan for up to three-quarters per year, but all purchases must occur before the end of each year of the plan. In addition, each non-employee director must agree that the shares purchased or granted will be held for three years from the purchase date. If non-employee director's status is terminated prior to the expiration of the three-year period, except for death or a change in control of QAD, the shares which were granted will be forfeited to QAD, but the shares that had been purchased would continue to be owned by the non-employee director. The plan commenced as of the fiscal quarter beginning November 1, 1998 and ended October 31, 1999. During the time the plan was in effect, both Mr. Koh and Mr. van Cuylenburg purchased 7,500 shares each and were granted a corresponding 7,500 shares as provided under the plan. At the February 4, 2000 board meeting, the disinterested directors approved a renewal of the plan effective as of October 8, 1999 for a period of one year with certain revisions. The revisions exclude directors who hold or manage a share position in QAD of more than 5% of the outstanding shares and grant the shares in three installments. As of April 9, 2000 Mr. van Cuylenburg purchased 7,500 shares and was granted the corresponding 7,500 shares as prescribed under the renewal of the plan.

    At the March 21, 2001 board meeting, the directors (with the non-employee directors abstaining) approved a renewal of the plan for fiscal year 2002 with certain revisions. The revisions include increasing the share grant from 7,500 to 15,000 per non-employee director and clarifying that the plan is operated under the Restricted Share Plan. At the end of that fiscal year the directors who do not participate in the plan will evaluate the effectiveness of the plan to determine whether it should be renewed or revised.

    For a short time during fiscal 2001, and for all of fiscal 2000, Mr. Moyer served as the chief financial officer of QAD. In association with that service, he received a salary in fiscal 2001 of $47,333, a cash bonus of $13,796, relocation reimbursement of $2,934.10, a vesting of a stock award valued at $76,670.50 at the time of vesting and a vacation payout at the time of his employment termination of $18,024.60. Subsequent to his termination as CFO, Mr. Moyer was appointed to the board of directors. In September 2000, Mr. Moyer was engaged by QAD as a consultant to manage certain sales activities, primarily in North America. In association with that work, during fiscal 2001 Mr. Moyer was paid $91,500.

Board of Directors

    During fiscal 2001, the board of directors held six regularly scheduled and special meetings and acted by unanimous written consent on six occasions. During fiscal 2001, all directors, except Koh Boon Hwee, attended all board meetings. Mr. Koh attended three of the six board meetings. In addition to attending meetings, directors also discharge their responsibilities by review of company reports to directors, visits to company facilities, correspondence and telephone conferences with executive officers and others regarding matters of interest and concern to QAD.

Board Committees

    The board appoints committees to help carry out its duties. In particular, board committees work on key issues in greater detail than would be possible at full board meetings. Each committee reviews the results of its meetings with the full board.

  Audit Committee

    The audit committee is composed of the following directors:

    Mr. van Cuylenburg (Chair)
    Mr. Koh
    Mr. Lipkin
    Mr. Lopker (ex officio)

    The audit committee met on four occasions during fiscal 2001. During fiscal 2001, all committee members, except Koh Boon Hwee, attended all committee meetings. Mr. Koh attended two of the four audit committee meetings, including the meeting to review the annual results. The committee is responsible for accounting and internal control matters. The audit committee:

  •
  reviews with management, the internal auditors and the independent auditors policies and procedures with respect to internal controls;
  •
  reviews significant accounting matters;
  •
  approves the audited financial statements prior to public distribution;
  •
  approves any significant changes in accounting principles or financial reporting practices;
  •
  reviews independent auditor and internal auditor services, including fees for such services; and
  •
  recommends to the board of directors the firm of independent auditors to audit QAD's consolidated financial statements.

    In addition to its regular activities, the committee is available to meet on call of the independent auditors, controller or internal auditor whenever a special situation arises. On March 14, 2001, QAD certified that it is in compliance with the new Nasdaq Marketplace Rule regarding audit committee composition requirements.

  Compensation Committee

    The compensation committee is composed of the following directors:

    Mr. Moyer (Chair)
    Mr. van Cuylenburg
    Mr. Koh
    Mr. Lopker

    The compensation committee met on two occasions and acted by written consent on two occasions during fiscal 2001. During fiscal 2001, all committee members attended all compensation committee meetings. The compensation committee:

  •
  recommends to the board of directors the compensation and cash bonus opportunities based on the achievement of objectives set by the compensation committee with respect to our chairman of the board and president, our chief executive officer and the other executive officers;
  •
  administers QAD's compensation plans for the same executives;
  •
  determines equity compensation for all employees;
  •
  administers the QAD Inc. 1997 Stock Incentive Program;
  •
  reviews and approves the cash compensation and bonus objectives recommended by the chairman of the board and president and the chief executive officer for the other executive officers; and
  •
  reviews various matters relating to employee compensation and benefits.

    Mr. Lopker is recused from all matters involving QAD's chairman of the board and president and the chief executive officer and he does not participate in approving grants or awards under the QAD Inc. 1997

Stock Incentive Program to persons who are subject to Section 16 of the Exchange Act. During fiscal 2001 a sub-committee of the compensation committee composed of Messrs. Koh, Moyer and van Cuylenburg administered, and made all ongoing determinations concerning matters relevant to grants or awards under the stock incentive program to persons who were subject to Section 16 of the Exchange Act.

  Compensation Committee Interlocks and Insider Participation

    Messrs. Moyer, van Cuylenburg, Koh, and Lopker currently are members of the compensation committee. Mr. Lopker is the chief executive officer of QAD and Mr. Moyer currently serves as a paid consultant to QAD. No other interlocking relationships exist between the compensation committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Board Compensation Committee Report on Executive Compensation

    The compensation committee believes that the compensation levels of QAD's executive officers, who provide leadership and strategic direction, should consist of (i) base salaries that are commensurate with executives of other comparable software companies and (ii) cash bonus opportunities based on achievement of company objectives. These objectives are set by the compensation committee with respect to the chairman and president and chief executive officer and they are set by the chairman and the chief executive officer, in consultation with the compensation committee, for the other executive officers. The compensation committee also believes that it is important to provide executive officers with significant stock-based incentive compensation, which increases in value in direct correlation with improvement in the performance of the common stock, thereby aligning management's interest with those of the stockholders.

    The compensation committee considers the following factors (ranked in order of importance) when determining compensation of executive officers: (i) QAD's performance measured by attainment of specific strategic objectives and operating results, (ii) the individual performance of each executive officer, including the achievement by the executive (or the executive's functional group) of identified goals, and (iii) historical cash and equity compensation levels at comparable companies and at QAD.

    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a publicly-held company for compensation in excess of $1,000,000 paid to the company's chief executive officer and its four other most highly compensated executive officers, unless the plan and awards pursuant to which any portion of the compensation is paid meet certain requirements. The QAD Inc. 1997 Stock Incentive Program includes provisions that will enable QAD to meet those requirements if it becomes necessary. Because the compensation committee has not yet been and does not anticipate being faced in the near future with compensation levels that are affected by Section 162(m), the compensation committee has not yet determined that meeting those requirements will necessarily be in the best interest of QAD.

  Cash Compensation

    The base salaries of the executive officers are generally set at the time of their initial hiring, subject to possible increases in future periods at the discretion of QAD.

    As stated above, the compensation of executive officers is also based in part upon corporate performance, individual performance and comparative industry compensation levels. Each year, management establishes a performance plan with the compensation committee. The annual plan sets forth overall goals to be achieved by QAD, as well as specific performance goals to be achieved by each of its executive officers according to his or her duties and responsibilities.

    For fiscal 2001, the compensation committee set the overall corporate goals to focus exclusively on QAD's financial performance. The financial performance criteria were and the bonus eligibility for achievement of the overall corporate goals were weighted as follows:

  •
  revenue—40%;
  •
  operating profit—40%; and
  •
  the accounts receivable collection period—20%.

    QAD met the target for the accounts receivable collection period, but did not meet the targets for revenue and operating profit criteria established by the committee for fiscal 2001. QAD did meet the threshold revenue goal established by the committee for fiscal 2001. As such, only 42% of the potential bonus under this aspect of the bonus program was paid to the executives covered by the program. Some bonuses were also paid to executives based on individual performance goals for fiscal 2001.

    Bonus compensation for each of the executive officers named in the table that follows except for Ms. Lopker and Mr. Lopker, was determined based on a formula that tied the target bonus objective (which in most instances is established as a percentage of base salary) to the achievement by QAD of the overall corporate goals described above (not all of which were met in fiscal 2001) and to the achievement of specified individual or functional area goals. Under this formula, the executive officers' bonus amounts could be greater or less than the target bonus objective based on QAD's and the executives' performance against such goals. Ms. Lopker and Mr. Lopker participated in a bonus plan based on meeting profit targets, share price targets and certain eQ marketing targets. They received no bonus because the targets were not reached.

    The other executives whose bonus was tied to corporate and individual goals, as well as other criteria, received the following bonuses in fiscal 2001: Mr. Niedzielski $61,694, Mr. Anderson $86,809, and Ms. Fisher $48,000. On average, the compensation committee believes the cash compensation for the executive officers is comparable to industry salary and bonus levels.

  Equity Compensation

    The compensation committee or a subcommittee consisting of the non-employee members of the compensation committee administer and authorize all grants and awards made under the 1997 Stock Incentive Program. In some instances, awards are authorized for new employees as incentives to join QAD. In determining whether and in what amount to grant stock options or other equity compensation to executive officers in fiscal 2001, the program administrators considered the amount and date of vesting of currently outstanding incentive equity compensation granted previously to each of the executive officers. The compensation committee believes that continued grants of equity compensation to key executives is an important tool to retain and motivate exceptionally talented executives who are necessary to achieve our long-term goals, especially at a time of significant competition and other challenges in our industry.

    During fiscal 2001, the non-employee members of the compensation committee approved grants of equity compensation to the executive officers named in the following Summary Compensation Table who received grants and the committee also approved grants of equity compensation to other executive officers, consistent with the board of directors' and the compensation committee's overarching policy of granting equity compensation to key executives and to employees in general.

                      The Compensation Committee

                      Bert Moyer
                      Peter R. van Cuylenburg
                      Koh Boon Hwee
                      Karl F. Lopker

Executive Compensation

    The following table and discussion summarizes the compensation of the chief executive officer and each of the four other most highly compensated executive officers.

SUMMARY COMPENSATION TABLE

	Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)(1)		Restricted Stock Awards ($)		All Other Compensation
Karl F. Lopker Chief Executive Officer	2001 2000 1999	185,833 157,500 162,500	— — —		10,125 9,750 —		— — —		— — —
Pamela M. Lopker Chairman of the Board and President	2001 2000 1999	185,833 157,500 162,500	— — —		10,125 9,750 4,916		— — —		11,974 4,802 4,802
Kathleen M. Fisher(2) Executive Vice President, Chief Financial Officer	2001 2000 1999	190,625 — —	48,000 — —	(3)	16,549 — —	(4)	— — —		— — —
Vincent P. Niedzielski Executive Vice President, Research & Development	2001 2000 1999	271,167 252,000 244,215	61,694 57,301 58,762	(5) (6)	5,300 5,024 1,188		65,000 27,543 57,500	(7)	— — —
Barry R. Anderson(8) Executive Vice President and General Counsel	2001 2000 1999	187,333 174,000 179,000	86,809 52,009 57,173	(9) (9) (9)	10,257 10,360 5,831		— — —		— — —

(1)
"Other Annual Compensation" includes QAD Flexible Benefit Dollars and contributions to the 401(k) plan and profit sharing plan on behalf of the named executive officers.

(2)
Ms. Fisher started her employment with QAD on March 28, 2000.

(3)
Represents sign-on bonus.

(4)
Includes $7,000 of relocation expenses.

(5)
Includes $11,294 of loan forgiveness.

(6)
Includes $11,941 of loan forgiveness.

(7)
Includes $15,419 of exercised stock options.

(8)
Barry Anderson ended his employment with QAD on February 15, 2001.

(9)
During fiscal 1998 Mr. Anderson received a loan in the amount of $77,728, which was subject to forgiveness over a three-year period. None of the loan was forgiven in fiscal 1998. Approximately $25,910 of the loan was forgiven in each fiscal 1999, 2000, and 2001; correspondingly, the compensation in fiscal 1999, 2000, and 2001 is reflected in the table.

Option Grants in Fiscal 2001

    The following table sets forth the option grants to the named executives during fiscal 2001. QAD did not grant any stock appreciation rights in fiscal 2001.

Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees In FY 2001		Exercise Or Base Price ($/Share)		Expiration Date	Grant Date Fair Value ($)(2)
Karl F. Lopker	—	—			—	—		—
Pamela M. Lopker	—	—			—	—		—
Kathleen M. Fisher	150,000 60,000 25,000	8.3	%(3)	$ $ $	12.8750 4.6250 1.7813	3/6/08 6/8/08 12/1/08	$ $ $	1,682,820 241,806 38,805
Vincent P. Niedzielski	20,000 25,000	1.6	%(3)	$ $	4.6250 1.7813	6/8/08 12/1/08	$ $	80,602 38.805
Barry R. Anderson	15,000 25,000	1.4	%(3)	$ $	4.6250 1.7813	6/8/08 12/1/08	$ $	60,452 38,805

(1)
All granted options vest in four annual increments, 25% on each of the first through fourth anniversaries of the date of grant, and expire in eight years.

(2)
The fair value of each option grant is estimated on the date of grant using the Black-Scholes model of option valuation to determine grant date fair value, as prescribed under Statement of Financial Accounting Standards No. 123 (SFAS No. 123), Accounting for Stock-Based Compensation, with the following assumptions:

Expected stock price volatility	1.12
Risk-free interest rate	5.41%
Expected life of options	6.50 years
Expected dividend yield	0.00%

  QAD's stock options currently are not transferable, and the actual value of the stock options that an employee may realize, if any, will depend on the excess of the market price on the date of exercise over the exercise price. There is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. We have based our assumption for stock price volatility on the variance of daily closing prices of our stock from its initial public offering date to January 31, 2001. The risk-free rate of return used equals the yield to maturity on a 6.5-year zero coupon U.S. Treasury bond. No discount was applied to the value of the grants for non-transferability, and risk of forfeiture was accounted for in the expected life of the options.

(3)
Represents the combined percentage for all grants.

Option Exercises in Fiscal 2001 and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options/SARs At Fiscal Year-End (#)		Value of Unexercised In-The-Money Options/SARs At Fiscal Year-End ($)(1)
	Shares Acquired on Exercise (#)
Name		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Karl F. Lopker	—	—	—	—	—	—
Pamela M. Lopker	—	—	—	—	—	—
Kathleen M. Fisher	—	—	—	235,000	—	$26,563
Vincent P. Niedzielski	—	—	95,900	87,700	—	$26,563
Barry R. Anderson	—	—	72,025	111,075	—	$26,563

(1)
Represents the difference between the option exercise price and the market price of QAD common stock at the fiscal year-end. The actual gain, if any, an executive realizes will depend on the market price of QAD stock at the time of exercise. "In-the-money" means the market price of the stock is greater than the exercise price of the option on the date specified.

Employment Agreements and Change of Control Arrangements

    Each of Ms. Fisher, Mr. Niedzielski, and Mr. Anderson have or had severance agreements that provide for the payment to them of an amount equal to six months salary in the event of a termination of their employment with QAD. Each of the executive officers has or had a change of control agreement that provides for acceleration of vesting in their options and the payment to them of an amount equal to either 24 or 12 months salary in the event of a termination of their employment with QAD following a change of control.

Certain Transactions

    In connection with the hiring of Barry R. Anderson in fiscal 1998, QAD lent him $77,728. The loan was subject to forgiveness over a three-year period, provided Mr. Anderson remained employed by QAD. Approximately $25,910 of the principal of the loan was forgiven in each of fiscal 1999, 2000, and fiscal 2001.

    In connection with the hiring of Kathleen M. Fisher in fiscal 2001, QAD made two interest-free loans to Ms. Fisher. One loan is for $255,000 subject to forgiveness over a four-year period in equal amounts, provided Ms. Fisher remains employed by QAD. The other loan is for $60,000 and is subject to repayment over a four-year period.

Stock Ownership of Directors, Executive Officers and Certain Beneficial Owners

    These tables show how much QAD common stock each executive named in the Summary Compensation Table on page 11 and each non-employee director beneficially owned on April 9, 2001. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants and other rights held by that person that are currently exercisable or become exercisable within 60 days following April 9, 2001 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder's name.

    All shares held by the Lopkers are held jointly by Pamela and Karl Lopker, except that 701,618 shares are held in trust for the Lopkers' minor children and 12,000 shares are held in a charitable remainder trust. Pamela and Karl Lopker act as joint trustees of the charitable remainder trust. An additional 229,500 shares are held by a charitable foundation of which the Lopkers are officers.

    All shares and warrants held by Mr. Lipkin are held by Recovery Equity Investors II, L.P. Mr. Lipkin is a general partner of Recovery Equity Investors II, L.P.

Beneficial Owner	Shares Owned	Shares Covered by Exercisable Options, Warrants and other Rights	Percent of Class
Non-Executive 5% Beneficial Owners
Recovery Equity Investors II, L.P.	2,777,778	225,000	8.78%
Directors and Executive Officers
Pamela M. Lopker	18,413,671	—	54.17%
Karl F. Lopker	18,413,671	—	54.17%
Koh Boon Hwee	15,000	16,875	0.09%
Jeffrey Lipkin	2,777,778	225,000	8.78%
A.J. Moyer	28,000	105,500	0.39%
Peter R. van Cuylenburg	30,000	16,875	0.14%
Vincent P. Niedzielski	64	101,775	0.30%
Kathleen M. Fisher	7,594	52,500	0.18%
Barry R. Anderson	14,042	0	0.04%
All Directors and Executive Officers as a group (12 persons)	21,317,589	570,700	64.33%

STOCKHOLDER RETURN PERFORMANCE GRAPH

    The line graph below compares the yearly percentage change in the cumulative total stockholder return on QAD's common stock with the cumulative total return of the NASDAQ Composite Total Return Index, the Robertson Stephens (RS) Software Index, and the NASDAQ Computer Index for the period beginning August 5, 1997 and ending January 31, 2001. In next year's Proxy Statement, the Robertson Stephens Software Index will be replaced with the NASDAQ Computer Index.

    The graph assumes that $100 was invested on the date of QAD's initial public offering and that all dividends were reinvested. Historic stock price performance should not be considered indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG QAD INC., THE NASDAQ COMPOSITE TOTAL RETURN INDEX,
THE ROBERTSON STEPHENS SOFTWARE INDEX AND THE NASDAQ COMPUTER INDEX

Measurement Periods (Months from IPO through Fiscal Year 2001 Covered)	QAD Inc.	NASDAQ Composite Total Return Index	RS Software Index	NASDAQ Computer Index
8/5/1997	100.00	100.00	100.00	100.00
10/31/1997	94.17	98.28	105.74	89.68
1/31/1998	97.50	99.87	104.39	93.39
4/30/1998	92.50	115.23	134.92	110.77
7/31/1998	55.83	115.47	115.92	119.19
10/31/1998	31.25	109.24	109.42	119.08
1/31/1999	27.92	154.54	147.98	190.44
4/30/1999	25.83	156.82	132.66	180.31
7/31/1999	20.83	162.72	159.39	189.51
10/31/1999	22.92	182.94	189.33	224.03
1/31/2000	60.00	243.00	331.37	307.15
4/30/2000	39.17	238.09	332.90	312.90
7/31/2000	20.42	232.31	310.33	311.50
10/31/2000	18.33	207.79	327.47	275.82
1/31/2001	17.08	170.99	379.63	204.90

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires QAD's officers and directors and persons who own more than 10% of the common stock to file reports of ownership and changes in ownership with the SEC and Nasdaq. Reporting persons are required by SEC regulations to furnish QAD with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms received or written representations from persons subject to the reporting requirements of Section 16(a), we believe that, with respect to the fiscal year ended January 31, 2001, all reporting persons complied with all applicable filing requirements of Section 16(a), except for Karl F. Lopker and Pamela M. Lopker who each filed a Form 4 late that involved one transaction.

RATIFICATION OF INDEPENDENT AUDITORS
(ITEM III)

    The audit committee of the board has appointed KPMG LLP (KPMG) to audit our financial statements for fiscal year 2002. We are asking you to ratify that appointment. KPMG has been QAD's independent accounting firm for many years, and we believe they are well qualified for the job. Although the ratification is not required by law, the board believes that stockholders should be given this opportunity to express their views on the subject. While not binding on the board, the failure of the stockholders to ratify the appointment of KPMG as QAD's independent auditors would be considered by the board and the audit committee in determining whether to continue the engagement of KPMG. A KPMG representative will be at the annual meeting to answer appropriate questions and to make a statement if he or she desires.

    THE BOARD RECOMMENDS YOU VOTE "FOR" THIS PROPOSAL.

STOCKHOLDER PROPOSALS

    Any stockholder proposal for QAD's annual meeting in 2002 must be sent to the Secretary at the address of QAD's principal executive office given under "Company Contact" on page 2. Any stockholder who wishes to present a proposal for the inclusion in the proxy statement for action at the 2002 annual meeting must comply with QAD's certificate of incorporation and bylaws and the rules and regulations of the SEC then in effect. The deadline for receipt of a proposal to be considered for inclusion in QAD's proxy statement is January 15, 2002. On request, the Secretary will provide detailed instructions for submitting proposals.

IMPORTANT

    TO ASSURE YOUR REPRESENTATION AND A QUORUM FOR THE TRANSACTION OF BUSINESS AT THE ANNUAL MEETING, WE URGE YOU TO PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

QAD INC.
2001 ANNUAL MEETING
ADMISSION TICKET

You are cordially invited to attend the annual meeting of shareholders of QAD Inc. on Thursday, June 7, 2001 at the Fess Parker's DoubleTree Resort, 633 East Cabrillo Street, Santa Barbara, California. The meeting will begin at 10:00 a.m., Pacific Time. Admission is limited to stockholders and guests of QAD. This ticket will admit you and should be presented at the meeting to expedite registration. To avoid delays, please arrive early and present this ticket.

PROXY VOTING INSTRUCTIONS

    QAD Inc. encourages all stockholders to vote their proxies. Please complete, sign, date, and return the proxy card attached below in the enclosed postage-paid envelope.

QAD INC.

ANNUAL MEETING OF STOCKHOLDERS, JUNE 7, 2001
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS OF QAD INC. The undersigned hereby appoints Pamela M. Lopker and Karl F. Lopker as proxies, each with the power to appoint his or her substitutes, and hereby authorizes them to represent and to vote, as designated on the reverse side and in accordance with their judgment upon any other matter properly presented, all the shares of common stock, of QAD Inc. held of record by the undersigned at the close of business on April 9, 2001 at the annual meeting of stockholders to be held on June 7, 2001 or any adjournment or postponement thereof.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED HEREIN AS DIRECTORS OF QAD INC., FOR THE AMENDMENT OF THE QAD INC. 1997 STOCK INCENTIVE PROGRAM TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE BY 4,000,000 SHARES, AND FOR RATIFICATION OF KPMG LLP AS QAD'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2002.

    Should any nominee decline or be unable to accept his nomination to serve as a director, an event that we do not currently anticipate, the persons named in the enclosed proxy reserve the right, in their discretion, to vote for a substitute nominee or nominees designated by the board of directors.

PLEASE MARK, SIGN, DATE AND RETURN THIS FORM PROMPTLY IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE

/x/	PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees named herein and FOR Items 2 and 3.

			FOR	WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE(S) LISTED BELOW			FOR	AGAINST	ABSTAIN
1.	Election of director to serve until the 2004 annual meeting of stockholders.	Nominee: 1. Koh Boon Hwee 2. Peter van Cuylenburg	/ /	/ /	2.	The proposal to amend the QAD Inc. 1997 Stock Incentive Program increasing the number of shares of common stock reserved for issuance by 4,000,000 shares.	/ /	/ /	/ /
	Please indicate by a check mark whether you plan to attend the Annual meeting.		/ /		3.	The proposal to ratify the appointment of KPMG LLP as the QAD Inc. auditors for fiscal year 2002.	/ /	/ /	/ /
	(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the space provided to the right.)

PRINT NAME OF STOCKHOLDER

SIGNATURE(S)	DATE

PLEASE SIGN YOUR NAME ABOVE. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE THE FULL TITLE OR CAPACITY. IF A CORPORATION, PLEASE SIGN IN CORPORATE NAME BY AN AUTHORIZED OFFICER AND GIVE TITLE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS (ITEM I)
STOCKHOLDER RETURN PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN AMONG QAD INC., THE NASDAQ COMPOSITE TOTAL RETURN INDEX, THE ROBERTSON STEPHENS SOFTWARE INDEX AND THE NASDAQ COMPUTER INDEX
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RATIFICATION OF INDEPENDENT AUDITORS (ITEM III)
STOCKHOLDER PROPOSALS
ANNUAL MEETING OF STOCKHOLDERS, JUNE 7, 2001 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS